Exhibit 10.4

                               FIRST AMENDMENT TO
                       PLAN AND AGREEMENT OF DISTRIBUTION


        This first amendment TO THE Plan and Agreement of Distribution (this "Amendment") is made as of the 27th day of December, 2001 by and between Thermo Electron Corporation, a Delaware corporation ("Thermo Electron"), and Kadant Inc., a Delaware corporation ("Kadant"). Capitalized terms used herein without definition shall have the same meanings ascribed to such terms in the Distribution Agreement (as defined below).

                                    RECITALS

        WHEREAS, Thermo Electron and Kadant are parties to that certain Plan and Agreement of Distribution dated as of August 3, 2001 (the "Distribution Agreement");

        WHEREAS, the parties hereto desire to amend the Distribution Agreement as herein provided:

        NOW THEREFORE, in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1. That Section 9.6(a) of the Distribution Agreement is amended and restated in its entirety to read as follows:

        9.6    Financial Covenants.

               (a) Kadant will not, for so long as the guarantee by Thermo Electron of obligations under the Kadant Debentures is outstanding:

               (i) permit Net Debt divided by Net Capital to be greater than 40% measured at the end of each fiscal quarter commencing on September 29, 2001; or

               (ii) permit the quotient obtained by dividing (x) the sum of EBITA and Interest Income by (y) Interest Expense to be less than 4.0, measured at the end of each fiscal quarter commencing on September 29, 2001 on an annualized basis using the quarter then ended and the previous three quarters.

               Notwithstanding the foregoing, in the event that the percentage calculated in paragraph (i) of this Section 9.6 is less than or equal to 20% for any measurement date, the required quotient specified in paragraph (ii) of this
Section 9.6 shall be lowered from 4.0 to 3.0 (measured at the end of each fiscal quarter on an annualized basis using the quarter then ended and the previous three quarters) for such period.

        2. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

        3. This Amendment may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same agreement.

        4. At all times on and after the date hereof, all references in the Distribution Agreement and each of the Ancillary Agreements to the Distribution Agreement shall be deemed to be references to such Distribution Agreement after giving effect to this Amendment.


                  [REMAINDER OF PAGE INTENTIONALY LEFT BLANK]



<

>


        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.



                                   THERMO ELECTRON CORPORATION



                                   By:  /s/Kenneth J. Apicerno
                                        ----------------------------------------
                                        Name:   Kenneth J. Apicerno
                                        Title:  Treasurer



                                   KADANT INC.



                                   By:  /s/Thomas M. O'Brien
                                        ----------------------------------------
                                        Name:   Thomas M. O'Brien
                                        Title:  Executive Vice President and CFO